Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Centerstate Banks, Inc. of our report dated March 4, 2013, with respect to the consolidated financial statements of CenterState Banks, Inc., and effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Centerstate Banks, Inc. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Ft. Lauderdale, Florida

May 21, 2013

Form S-8 2013